   As filed with the Securities and Exchange Commission on June 6, 1997
                                              Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                           The Securities Act of 1933

                                GYNECARE, INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                                          94-3197941

(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           235 Constitution Drive
                         Menlo Park, California 94025
   (Address, including zip code, of Registrant's principal executive offices)


                              1994 STOCK PLAN
                         (Full title of the plans)


                              ROSEANNE HIRSCH
                   President and Chief Executive Officer
                              Gynecare, Inc.
                         235 Constitution Drive
                      Menlo Park, California 94025
                            (415) 614-2500
                  (Name, address, and telephone number,
                including area code, of agent for service)


                                 Copy to:
                            DAVID J. SEGRE, ESQ.
                        CHRISTOPHER K. SADEGHIAN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                             PALO ALTO, CA 94304
                               (415) 493-9300


    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Title of Securities to              Amount          Proposed               Proposed            Amount of
 be Registered                      to be         Maximum Offering      Maximum Aggregate     Registration
                                  Registered (1)   Price Per Share (1)  Offering Price            Fee
--------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1994 Stock Plan                    700,000             $6.00/sh.             $4,200,000        $1,272.73


--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating hereto also relates to the shares registered under Form S-8 Registration Statement No. 333-05161.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices per share in trading on the Nasdaq National Market on June 3, 1997.

                  GYNECARE, INC. REGISTRATION STATEMENT ON FORM S-8

                                     PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant Section 13 of the Exchange Act.

     3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A dated November 9, 1995, including any amendment or report filed for purposes of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation and Bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The Registrant's Certificate of Incorporation provides that directors of the Registrant may not be held personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent authorized by Delaware law.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant arising out of such person's services as a director or executive officer of the Registrant, a subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS


Exhibit                Document
Number   ----------------------
------
4.1      1994 Stock Plan, as amended.
5.1      Opinion of counsel as to legality of securities being registered.
23.1     Consent of Coopers & Lybrand, L.L.P., Independent Accountants.
23.2     Consent of Counsel (contained in Exhibit 5.1).
24.1     Power of Attorney (see page II-4).

ITEM 9.        UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Gynecare, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 28th day of May, 1997.

                                   GYNECARE, INC.


                                   By:   /s/ Roseanne Hirsch
                                      -----------------------------
                                        Roseanne Hirsch, President and Chief
                                        Executive Officer

                    POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roseanne Hirsch and Malcolm M. Farnsworth, Jr. and each of them, acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming the signatures as they may be signed by said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                            Title                            Date
------------------------               --------------------                ---------
 /s/ Roseanne Hirsch              President and Chief Executive           May 28, 1997
------------------------
Roseanne Hirsch                   Officer (Principal Executive Officer)

 /s/ Malcolm M. Farnsworth, Jr.   Vice President, and Chief               May 28, 1997
------------------------          Financial Officer (Principal
Malcolm M. Farnsworth, Jr.        Financial Officer)


  /s/ A. Lad Burgin, Ph.D.        Director                                May 28, 1997
------------------------
A. Lad Burgin, Ph.D.

 /s/ Elizabeth B. Connell         Director                                May 28, 1997
------------------------
Elizabeth B. Connell, M.D.

 /s/ A. Grant Heidrich            Director                                May 28, 1997
------------------------
A. Grant Heidrich

 /s/ Alan Levy                    Director                                May 28, 1997
------------------------
Alan Levy, Ph.D.

 /s/ Mary Lake Polan              Director                                May 28, 1997
------------------------
Mary Lake Polan, M.D., Ph.D.

 /s/ F. Thomas Watkins, III       Director                                May 28, 1997
------------------------
F. Thomas Watkins, III


                              INDEX TO EXHIBITS


Number                        Description
-----------------------------------------
4.1     1994 Stock Plan, as amended
5.1     Opinion of counsel as to legality of securities being registered
23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants
23.2    Consent of Counsel (contained in Exhibit 5.1)
24.1    Power of Attorney (see page II-4)